                    AMENDED AGREEMENT AMONG REPORTING PERSONS


     THIS AMENDED AGREEMENT is made and entered into by and among Winfred L. Thornton ("Thornton"), Hugh M. Durden ("Durden"), John S. Lord ("Lord"), John F. Porter, III ("Porter"), William T. Thompson III ("Thompson"), Herbert H. Peyton ("Peyton"), the Alfred I. duPont Testamentary Trust (the "Trust") and The Nemours Foundation (the "Foundation").

                              W I T N E S S E T H:

     WHEREAS, each of the parties hereto beneficially owns shares of the Common Stock of The St. Joe Company (the "Issuer");

     WHEREAS, each of the parties hereto desires to file a single Schedule 13D indicating the beneficial ownership of each party; and

     WHEREAS, Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934 (the "Act") requires that, when a Schedule 13D is filed on behalf of more than one person, the Schedule 13D shall include as an exhibit to the Schedule 13D an agreement in writing of such persons that the Schedule 13D is filed on behalf of each of them;

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto the parties hereto covenant and agree as follows:

     1. Thornton, Durden, Lord, Porter, Thompson, Peyton, the Trust and the Foundation agree that a single Schedule 13D and any amendments thereto relating to the shares of Common Stock of the Issuer shall be filed on behalf of each of them.

     2. Thornton, Durden, Lord, Porter, Thompson, Peyton, the Trust and the Foundation each acknowledge and agree that pursuant to Rule 13d-1(k)(1) under the Act each of them is individually responsible for the timely filing of such
Schedule 13D and any amendments thereto and for the completeness and accuracy of the information contained therein.

     3. This Agreement shall not be assignable by any party hereto.

     4. This Agreement shall be terminated only upon the first to occur of the following: (a) the death of any of the individual parties hereto, (b) the dissolution, termination or settlement of the Trust or the Foundation or (c) a written notice of termination given by any party hereto to all of the other parties hereto.

     5. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof, but all of which together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 8th day of January, 2002.


                                           /s/ Winfred L. Thornton
                                           -----------------------
                                           Winfred L. Thornton


                                           /s/ William T. Thompson, III
                                           ----------------------------
                                           William T. Thompson III


                                           /s/ John S. Lord
                                           ----------------
                                           John S. Lord


                                           /s/ Hugh M. Darden
                                           ------------------
                                           Hugh M. Durden


                                           John F. Porter, III
                                           -------------------
                                           John F. Porter III


                                           /s/ Herbert H. Peyton
                                           ---------------------
                                           Herbert H. Peyton

                                           Alfred I. duPont Testamentary Trust


                                           /s/ Winfred L. Thornton
                                           -----------------------
                                           Winfred L. Thornton
                                           Chairman

                                           The Nemours Foundation


                                           /s/ William T. Thompson, III
                                           ----------------------------
                                           William T. Thompson, III
                                           Chairman



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